                                                                   Exhibit 4.7.3



                        SECOND AMENDMENT AND AGREEMENT

         THIS SECOND AMENDMENT AND AGREEMENT ("Agreement") is made as of the 31st day of May, 2001, by and among FIRST UNION NATIONAL BANK, a national banking association with offices at 300 North Greene Street, 5th Floor, Greensboro, North Carolina 27401 ("Bank"); OLD DOMINION FREIGHT LINE, INC., a Virginia corporation with its principal place of business at 1730 Westchester Drive, High Point, North Carolina 27262 ("Company"); and ODIS, INC., a Delaware corporation ("Guarantor").

WITNESSETH:

         WHEREAS, the Company and the Bank are parties to a certain Credit Agreement dated as of May 31, 2000 (the "Credit Agreement"), pursuant to which the Bank extended to the Company financial accommodations in the form of a revolving line of credit in the original maximum principal amount of Fifty Million Dollars ($50,000,000) (the "Revolving Loans") and a standby letter of credit facility in the original maximum principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "Letter of Credit Facility");

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement;

         WHEREAS, the Revolving Loans are evidenced by that certain Revolving Credit Note dated May 31, 2000, executed by the Company in favor of the Bank in the original maximum principal amount of Fifty Million Dollars ($50,000,000)(the "Note");

         WHEREAS, the Obligations are guaranteed by that certain Guaranty Agreement dated May 31, 2000, executed by the Guarantor in favor of the Bank (the "Guaranty");

         WHEREAS, the documents and instruments evidencing and/or securing the foregoing indebtedness, as heretofore amended, are referred to herein collectively as the "Loan Documents;"

         WHEREAS, the Loan Documents have been amended pursuant to that certain First Amendment and Agreement dated as of February 1, 2001, between the Bank, the Company and the Guarantor (the "First Amendment");

         WHEREAS, the Borrower has requested that the Bank decrease the available amount of the Revolving Loans effective May 7, 2001;

         WHEREAS, the Borrower has requested that the Bank extend the Termination Date for the Letter of Credit Facility; and

         NOW THEREFORE, for value received and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Amendment to Credit Agreement.
         -----------------------------

         (a) The definition entitled "Revolving Line of Credit Commitment" in
Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

         "`Revolving Line of Credit Commitment' shall mean, from May 7, 2001 through the Termination Date for Revolving Loans, Twenty Million Dollars ($20,000,000.00)."

         (b) The definition entitled "Termination Date for Letter of Credit Facility" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

         "`Termination Date for Letter of Credit Facility' shall mean the earliest of:

         (i) The date that is three hundred sixty four days after May 31, 2001;

         (ii) The date of termination of the Letter of Credit Facility by the Bank after the occurrence of an Event of Default;

         (iii) Such date of termination of the Letter of Credit Facility as is mutually agreed upon Bank and Borrower; and

         (iv) The date after all Obligations have been paid in full and Bank is no longer obligated to issue Letters of Credit hereunder."

2.       Amendment to Note.
         -----------------

         (a) The first paragraph of the Note, as amended and restated pursuant to the First Amendment, is amended in its entirety to read as follows:

         "FOR VALUE RECEIVED, the undersigned OLD DOMINION FREIGHT LINE, INC., a Virginia corporation ("Borrower"), promises to pay to FIRST UNION NATIONAL BANK, a national banking association ("Bank"), or order, at the principal office of the Bank in Greensboro, North Carolina, or at such other place as the Bank may from time to time designate in writing, the principal sum of Twenty Million Dollars ($20,000,000.00); or, if less, the unpaid balance of all Revolving Loans made by the Bank to the Borrower under the Revolving Line of Credit extended by the Bank to the Borrower pursuant to the Credit Agreement (as defined below), together with the interest on the unpaid principal amount of this Note at the rates provided in the Credit Agreement."

         (b) The reference to "$50,000,000" at the top of the first page of the Note, as amended and restated pursuant to the First Amendment, shall be amended to read "$20,000,000."

3.       Ratification. Except as the same have been amended hereby, the Credit
         ------------
Agreement, the Note, the Guaranty, and the other Loan Documents shall in all respects remain in full force and effect and are in all respects hereby ratified and affirmed, and the amendments effected by this Agreement shall not constitute a novation of any of the Borrower's or the Guarantor's obligations under such documents. Each of such documents shall be deemed to be amended as necessary to the extent necessary to be consistent with the amendments effected by this Agreement.

4.       Execution by Guarantor. By its execution below, the Guarantor hereby
         ----------------------
consents to the terms and conditions of this Agreement and reaffirms and ratifies its obligations under the Guaranty, which shall in all respects remain in full force and effect and is hereby ratified and affirmed. The Guarantor hereby acknowledges that its obligations under the Guaranty shall include, without limitation, its guarantee of the Company's obligations to the Bank under the Note, as amended hereby.

5.       Representations and Warranties.
         ------------------------------

         (a) The Company hereby affirms each representation, warranty and covenant made by it in the Credit Agreement as if set forth herein in full, except representations, warranties and covenants that relate solely to an earlier date, and the Guarantor hereby affirms each representation, warranty and covenant made by it in the Guaranty as if set forth herein in full.

         (b) Each of the Company and the Guarantor acknowledges and confirms that there are no defenses, claims or setoffs available to Company or to the Guarantor which would operate to limit its obligations under the Credit Agreement, the Note, the Guaranty, or the other Loan Documents to which it is a party, or under any of such documents as amended hereby.

         (c) Each of the Company and the Guarantor covenants, represents and warrants as follows:

         (i) each of the Company and the Guarantor has the full corporate power and authority to enter into this Agreement and the documents and instruments contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder; and

         (ii) no default or event of default under any of the Loan Documents, or event, condition, act or circumstance which with the giving of notice or the passage of time or both could constitute a default or event of default under any of the Loan Documents, has occurred and is continuing on the date hereof.

6.       Fees and Expenses.  The Company shall pay all out-of-pocket expenses,
         -----------------
costs and charges incurred by Bank (including reasonable fees and disbursements of counsel) in connection with the preparation and implementation of this Agreement.

7.       Condition Precedent.  As an express condition precedent to the
         -------------------
effectiveness of this Agreement, the Company shall provide to the Bank certified copies of resolutions of the Board of Directors of the Company and the Guarantor authorizing the execution and delivery of, and performance under, this Agreement.

                     [BALANCE OF PAGE INTENTIONALLY BLANK]

    IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


ATTEST:                             OLD DOMINION FREIGHT LINE, INC.


Joel B. McCarty, Jr.                By:  J. Wes Frye
----------------------------           ---------------------------------------
Secretary
                                    Title: Senior Vice President - Finance
                                       ---------------------------------------
[CORPORATE SEAL]


ATTEST:                             ODIS, INC.



Joel B. McCarty, Jr.                By:  J. Wes Frye
----------------------------           ---------------------------------------
Secretary
                                    Title:  President

[CORPORATE SEAL]



ATTEST:                             FIRST UNION NATIONAL BANK


Jeanette Griffin                    By:  Stephanie Micua
----------------------------           ---------------------------------------
Secretary
                                    Title:     Vice President
                                       ---------------------------------------
[CORPORATE SEAL]